BUILDING MATERIALS HOLDING CORPORATION

                        Computation of Earnings Per Share


For the Year Ended December 31, 1999, 1998 and 1997
---------------------------------------------------


                                                1999           1998             1997
                                                ----           ----             ----
COMPUTATION OF BASIC EARNINGS PER SHARE

Net income                                  $ 19,683,000   $ 15,149,000    $  9,493,000

Class B preferred stock accretion                     --             --          (6,500)
                                            ------------   ------------    ------------
Net income available
  to common shareholders                    $ 19,683,000   $ 15,149,000    $  9,486,500
                                            ============   ============    ============

Weighted average shares
  outstanding                                 12,667,372     12,509,351      11,919,469
                                            ============   ============    ============


Basic earnings per share                           $1.55          $1.21           $0.80
                                                   =====          =====           =====

COMPUTATION OF DILUTED EARNINGS PER SHARE

Net income available
 to common shareholders                     $ 19,683,000   $ 15,149,000    $  9,486,500
                                            ============   ============    ============

Weighted average shares
  outstanding                                 12,667,372     12,509,351      11,919,469

Net effect of dilutive
  stock options based on
  the treasury stock
  method using average
  market price                                   125,160        137,489         217,410
                                            ------------   ------------    ------------

Total shares outstanding                      12,792,532     12,646,840      12,136,879
                                            ============   ============    ============

Diluted earnings per share                         $1.54          $1.20           $0.78
                                                   =====          =====           =====